UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2005, our board of directors unanimously approved amendments to the company’s bylaws. The amendments add provisions (new sections 1.1.7 through 1.1.9) providing for minimal required ministerial review of stockholder actions by written consent. The amended bylaws became effective upon their adoption by the board of directors. A copy of our amended bylaws is attached as Exhibit 3.01 to this report and is incorporated herein by reference. Our bylaws are also available at the corporate governance section of our web site at http://governance.fairchildsemi.com. This amendment to our bylaws was not the result of management’s knowledge of any specific effort to accumulate the company’s securities or to obtain control of the company by means of a merger, tender offer, proxy solicitation or consent solicitation, in opposition to management or otherwise.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. 3.01 - Bylaws (as amended through August 23, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

August 29, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Sr. Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.01	Bylaws (amended through August 23, 2005)